AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 18, 1997
                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                    ---------------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                    ---------------------------------------
                            CELL THERAPEUTICS, INC.
             (Exact name of Registrant as specified in its charter)
                    ---------------------------------------
             WASHINGTON                                91-1533912
   (State or other jurisdiction            (IRS Employer Identification No.)
of incorporation or organization)

                       201 ELLIOTT AVENUE WEST, SUITE 400
                           SEATTLE, WASHINGTON  98119
              (Address of principal executive offices) (Zip code)
                    ----------------------------------------
                            CELL THERAPEUTICS, INC.
                           1994 EQUITY INCENTIVE PLAN
                                      AND
                       1996 EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the Plans)
                   -----------------------------------------
                                JAMES A. BIANCO
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            CELL THERAPEUTICS, INC.
                       201 ELLIOTT AVENUE WEST, SUITE 400
                           SEATTLE, WASHINGTON  98119
                                 (206) 282-7100
         (Telephone number, including area code, of agent for service)
                    ---------------------------------------
                        CALCULATION OF REGISTRATION FEE

===================================================================================================
                                                          Proposed       Proposed
             Title of                                     Maximum         Maximum
            Securities                    Amount          Offering       Aggregate      Amount of
               to be                       to be           Price         Offering      Registration
            Registered                 Registered(1)    per Share(2)     Price(2)          Fee
            ----------                 -------------    ------------     --------          ---

1994 EQUITY INCENTIVE PLAN
--------------------------
Options to purchase
Common Stock, no par value
(including associated
Preferred Stock Purchase Rights)            2,330,006      N/A        N/A                 N/A

Common Stock, no par value
(including associated
Preferred Stock Purchase Rights)     2,330,006 shares      $13.2813   $30,945,508.68      $9,377.42

1996 EMPLOYEE STOCK PURCHASE PLAN
---------------------------------
Common Stock, no par value
(including associated
Preferred Stock Purchase Rights)     285,714 shares        $13.2813   $ 3,794,653.34      $1,149.89

                                                                  Aggregate Filing Fee   $10,527.31
===================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Registrant's 1994 Equity Incentive Plan or the Registrant's 1996 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock of Cell Therapeutics, Inc.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Common Stock of Cell Therapeutics, Inc. on September 15, 1997, as reported on the Nasdaq National Market.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE
         ---------------------------------------

  Cell Therapeutics, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

  (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed with the SEC on March 31, 1997;

  (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1997 and June 30, 1997, filed with the SEC on May 15, 1997 and August 14, 1997, respectively; and

  (c) The Registrant's Registration Statement on Form 10 filed on April 29, 1996 (as amended on June 27, 1996 and June 28, 1996) and the Registrant's Registration Statement on Form 8-A filed on November 15, 1996.

  All reports and definitive proxy or information statements filed pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.  DESCRIPTION OF SECURITIES
         -------------------------

  Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL
         --------------------------------------

  Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS
         -----------------------------------------

  Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act (The "WBCA") authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). Article IX of the Registrant's Restated Bylaws (Exhibit 3.7 hereto) provides for indemnification of the Registrant's directors, officers, employees and agents to the maximum extent permitted by Washington law. The directors and officers of the Registrant also may be indemnified against liability they may incur for serving in such capacity pursuant to a liability insurance policy maintained by the Company for such purpose.

  Section 23B.08.320 of the WBCA authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, knowing violations of law or illegal corporate losses or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article VI of the Registrant's Restated Articles of Incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the Registrant and its shareholders.

  The Registrant has entered into an indemnification agreement with each of its executive officers and directors in which the Registrant agrees to hold harmless and indemnify the officer or director to the fullest extent permitted by Washington law. The Registrant agrees to indemnify the officer or director against any and all losses, claims, damages, liabilities or expenses incurred in connection with any actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, in which the officer or director is, was or becomes involved by reason of the fact that the officer or director is or was a director, officer, employee, trustee or agent of the Registrant or any related company, partnership or enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action (or inaction) by the officer or director in an official capacity and any action, suit, claim or proceeding instructed by or at the direction of the officer or director unless such action, suit, claim or proceeding is or was authorized by the Registrant's Board of Directors. No indemnity pursuant to the indemnification agreements shall be provided by the Registrant on account of any suit in which a final, unappealable judgment is rendered against the officer or director for an accounting of profits made from the purchase or sale by the officer or director of securities of the Registrant in violation of the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, and amendments thereto, or for damages that have been paid directly to the officer or director by an insurance carrier under a policy of directors' and officers' liability insurance maintained by the Registrant.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED
         -----------------------------------

  Not applicable.


ITEM 8.  EXHIBITS
         --------

Exhibit No.    Exhibit
-----------    -------

  4.1 Registrant's Restated Articles of Incorporation (incorporated by reference to exhibits to the Registrant's Registration Statement on Form S-1, No. 330-04154).

  4.2 Registrant's Restated Bylaws (incorporated by reference to exhibits to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1996, filed on November 14, 1996).

  4.3 Specimen Common Stock Certificate (incorporated by reference to exhibits to the Registrant's Registration Statement on Form 10 filed on April 29, 1996 (as amended on June 27, 1996 and June 28,
               1996)).

  4.4 Form of Rights Agreement dated as of November 11, 1996, between the Registrant and Harris Trust Company of California, which includes the Form of Rights Certificate as Exhibit A, the Summary of Rights to Purchase Preferred Stock as Exhibit B and the Form of Certificate of Designation of the Series C Preferred Stock as Exhibit C (incorporated by reference to exhibits to the Registrant's Registration Statement on Form 8-A filed on November 15, 1996).

  5            Opinion and Consent of Davis Wright Tremaine LLP.

  23.1         Consent of Ernst & Young LLP, Independent Auditors.

  23.2         Consent of Davis Wright Tremaine LLP is contained in Exhibit 5.

  24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.

  99.1         Registrant's 1994 Equity Incentive Plan.

Exhibit No.    Exhibit
-----------    -------

  99.2 Registrant's 1992 Stock Option Plan (incorporated by reference to exhibits to the Registrant's Registration Statement on Form S-1, No. 333-04154).

  99.3         Form of Incentive Stock Option Agreement (1992 Stock Option
               Plan).

  99.4         Form of Non-Qualified Stock Option Agreement (1992 Stock Option
               Plan).

  99.5         Registrant's 1996 Employee Stock Purchase Plan.



ITEM 9.  UNDERTAKINGS
         ------------

  A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act"), (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses
                                                 --------
(1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold upon the termination of the Registrant's 1994 Equity Incentive Plan or the Registrant's 1996 Employee Stock Purchase Plan.

  B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnity provisions summarized in Item 6 or otherwise, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington on September 18, 1997.


                                 CELL THERAPEUTICS, INC.


                                 By: /s/ James A. Bianco, M.D.
                                     -------------------------
                                     James A. Bianco, M.D.
                                     President and Chief Executive Officer



                               POWER OF ATTORNEY
                               -----------------

KNOW ALL MEN BY THESE PRESENTS:

      That the undersigned officers and directors of Cell Therapeutics, Inc., a Washington corporation, do hereby constitute and appoint James A. Bianco and Louis A. Bianco and each of them, the lawful attorneys-in-fact and agents, each with full power of substitution or resubstitution, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, or either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulation or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereto, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

      IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures                 Title                                   Date
----------                 -----                                   ----
/s/ Max E. Link, Ph.D.     Chairman of the Board and Director      September 18, 1997
----------------------
Max E. Link, Ph.D.


/s/ James A. Bianco, M.D.  President, Chief Executive Officer      September 18, 1997
-------------------------  and Director (Principal Executive
James A. Bianco, M.D.      Officer)

Signatures                         Title                                   Date
----------                         -----                                   ----

/s/ Louis A. Bianco                Executive Vice President,               September 18, 1997
---------------------------------  Finance and Administration
Louis A. Bianco                    (Principal Financial Officer and
                                   Principal Accounting Officer)


/s/ Jack W. Singer, M.D.           Director                                September 18, 1997
---------------------------------
Jack W. Singer, M.D.


/s/ Jack L. Bowman                 Director                                September 18, 1997
---------------------------------
Jack L. Bowman


/s/ Jeremy L. Curnock Cook         Director                                September 18, 1997
---------------------------------
Jeremy L. Curnock Cook


/s/ Wilfred E. Jaeger, M.D.        Director                                September 18, 1997
---------------------------------
Wilfred E. Jaeger, M.D.


/s/ Terrence M. Morris             Director                                September 18, 1997
---------------------------------
Terrence M. Morris


/s/ Mary O'Neil Mundinger, D.P.H.  Director                                September 18, 1997
---------------------------------
Mary O'Neil Mundinger, D.P.H.


/s/ Phillip M. Nudelman, Ph.D.     Director                                September 18, 1997
---------------------------------
Phillip M. Nudelman, Ph.D.

                                 EXHIBIT INDEX
                                 -------------

  Exhibit
    No.       Exhibit
  -------     -------

      4.1 Registrant's Restated Articles of Incorporation (incorporated by reference to exhibits to the Registrant's Registration Statement on Form S-1, No. 333-04154).

      4.2 Registrant's Restated Bylaws (incorporated by reference to exhibits to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1996, filed on November 14, 1996).

      4.3 Specimen Common Stock Certificate (incorporated by reference to exhibits to the Registrant's Registration Statement on Form 10 filed on April 29, 1996 (as amended on June 27, 1996 and June 28,
              1996)).

      4.4 Form of Rights Agreement dated as of November 11, 1996, between the Registrant and Harris Trust Company of California, which includes the Form of Rights Certificate as Exhibit A, the Summary of Rights to Purchase Preferred Stock as Exhibit B and the Form of Certificate of Designation of the Series C Preferred Stock as Exhibit C (incorporated by reference to exhibits to the Registrant's Registration Statement on Form 8-A filed on November 15, 1996).

      5       Opinion and Consent of Davis Wright Tremaine LLP.

      23.1    Consent of Ernst & Young LLP, Independent Auditors.

      23.2    Consent of Davis Wright Tremaine LLP is contained in Exhibit 5.

      24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.

      99.1    Registrant's 1994 Equity Incentive Plan.

      99.2 Registrant's 1992 Stock Option Plan (incorporated by reference to exhibits to Registrant's Registration Statement on Form S-1, No. 333-04154).

      99.3    Form of Incentive Stock Option Agreement (1992 Stock Option Plan).

      99.4    Form of Non-Qualified Stock Option Agreement (1992 Stock Option
              Plan).

      99.5    Registrant's 1996 Employee Stock Purchase Plan.